Exhibit 99.1

Polexis, Inc.

Financial Statements

Year Ended June 30, 2003

Polexis, Inc.

Independent Auditors’ Report

To the Board of Directors

Polexis, Inc.

San Diego, California

We have audited the accompanying balance sheet of Polexis, Inc. (“the Company”) (see Note 1 to the financial statements) as of June 30, 2003, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Polexis, Inc. as of June 30, 2003, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Nation Smith Hermes Diamond, APC

San Diego, California

September 4, 2003, except for Note 4 for which the date is December 18, 2003

Polexis, Inc.

June 30,	2003
Assets (Note 4)

Current Assets
Cash and cash equivalents (Notes 1 and 11)	$706,000
Trade accounts receivable — net of allowance for doubtful accounts of $49,000 (Notes 1 and 11)	1,613,000
Prepaid expenses and other assets	72,000
Total current assets	2,391,000
Fixed Assets — Net (Notes 1 and 2)	126,000
$2,517,000

Polexis, Inc.

Balance Sheet

June 30,	2003
Liabilities and Stockholders’ Equity

Current Liabilities
Current portion of long-term debt (Note 4)	$250,000
Accounts payable	22,000
Accrued liabilities (Note 3)	862,000
Income taxes payable (Notes 1 and 5)	135,000
Deferred tax liabilities (Notes 1 and 5)	105,000
Total current liabilities	1,374,000

Long-term Debt, Less Current Portion (Note 4)	250,000

Deferred Tax Liabilities (Notes 1 and 5)	201,000
Total liabilities	1,825,000

Commitments and Contingencies (Notes 4, 10, and 11)

Stockholders’ Equity (Notes 6 and 7)
Convertible preferred stock; 4,200,000 shares authorized
Series A Convertible Preferred Stock, no par value; 869,563 shares issued and outstanding; (liquidation (liquidation preference of $1.15 per share)	977,000
Series B Convertible Preferred Stock; no par value; 3,330,000 shares authorized; 3,329,177 shares issued and outstanding; (liquidation preference of $0.4806 per share)	1,950,000
Common stock, no par value; 17,250,000 shares authorized; 7,212,350 shares issued and outstanding	83,000
Accumulated deficit	(2,318,000)
Total stockholders’ equity	692,000
$2,517,000

The accompanying notes are an integral part of this financial statement.

Polexis, Inc.

Statement of Operations

Years Ended June 30,	2003
Revenues
Contract services revenues, net (Notes 1 and 11)	$7,696,000
License revenues (Note 1)	76,000
Total Revenues	7,772,000

Cost of Revenues
Direct labor	3,072,000
Other direct costs	754,000
Indirect costs	2,940,000
Total Cost of Revenues	6,766,000
Gross Profit	1,006,000

Operating Expenses
Selling, general, and administrative expenses	687,000
Research and development (Note 1)	83,000
Total Operating Expenses	770,000
Income from Operations	236,000
Other Income (Expense)
Interest expense (Note 4)	(98,000)
Interest income	6,000
Total Other Income (Expense)	(92,000)
Income Before Income Taxes	144,000

Income tax provision (Note 5)	87,000
Net Income	$57,000

The accompanying notes are an integral part of this financial statement.

Polexis, Inc.

Statement of Stockholders’ Equity (Deficit)

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Accumulated Deficit
	Shares	Amount	Shares	Amount	Shares	Amount		Total
Balance at June 30, 2002	869,563	$977,000	5	$—	7,200,000	$82,000	$(2,375,000)	$(1,316,000)

Conversion of notes payable and accrued interest into Series B Preferred Stock (Notes 4 and 6)	—	—	3,329,172	1,950,000	—	—	—	1,950,000

Stock options exercised (Note 7)	—	—	—	—	12,350	1,000	—	1,000

Net income	—	—	—	—	—	—	57,000	57,000
Balance at June 30, 2003	869,563	$977,000	3,329,177	$1,950,000	7,212,350	$83,000	$(2,318,000)	$692,000

The accompanying notes are an integral part of this financial statement.

Polexis, Inc.

Statement of Cash Flows

Years Ended June 30,	2003
Cash Flows From Operating Activities
Net income	$57,000
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	(124,000)
Bad debt expense	(83,000)
Depreciation and amortization	96,000
Change in operating assets and liabilities:
Trade accounts receivable	462,000
Other receivables	135,000
Prepaid expenses and other assets	(21,000)
Accounts payable and accrued liabilities	(202,000)
Income taxes payable	59,000
Net cash provided by operating activities	379,000
Cash Flows From Investing Activities
Purchases of fixed assets	(57,000)
Cash Flows From Financing Activities
Principal payments on notes payable	(273,000)
Proceeds from exercise of stock options	1,000
Net cash used in financing activities	(272,000)
Net Increase in Cash and Cash Equivalents	50,000

Cash and Cash Equivalents at Beginning of Year	656,000
Cash and Cash Equivalents at End of Year	$706,000

Supplemental Disclosures of Cash Flow Information:

Cash paid during the year for:
Interest	$40,000
Income taxes	$152,000

Noncash Investing and Financing Activities:

During 2003 the Company converted $1,600,000 of notes payable and $350,000 of accrued interest into Series B Preferred Stock (see Notes 4 and 6).

The accompanying notes are an integral part of this financial statement.

Polexis, Inc.

Notes to Financial Statements

1.	Summary of Significant Accounting Policies and Basis of Presentation	A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

Nature of operations

Polexis, Inc. (“the Company”) was founded and incorporated in the state of California in 1996.  The Company is engaged primarily in software development and computer programming services for the commercial industry and the U.S. Government.

Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Cash and cash equivalents	The Company considers all highly-liquid investments with original maturities of three months or less to be cash equivalents.

Accounts receivable	The Company has established an allowance for doubtful accounts for potential credit losses that are expected to be incurred, based on historical information and specific identification.

Depreciation

Depreciation and amortization are provided on the straight-line method over the estimated useful lives of the related assets or, in the case of leasehold improvements, over the lesser of the useful life of the related asset or the lease term.

Revenue recognition

The Company contracts to provide services, directly or indirectly, with commercial businesses and the U.S. Government primarily on a time and materials basis.  Revenues for the time and materials contracts are recognized as hours and costs are incurred.  In addition, the Company provides services using fixed-price or cost plus fixed fee contracts.  Revenues for the fixed-price and cost plus fixed fee contracts are recognized using the percentage-of-completion method of accounting, primarily based upon hours of work performed.  Any anticipated losses on contracts are charged to operations as soon as they are determinable.  Software license revenue is recognized when all of the following criteria have been met: persuasive evidence of an arrangement exists; delivery has occurred; the fee is fixed or determinable; and collectibility is probable.

Contracts with the U.S. Government may be audited subsequent to completion.  Management believes that revenues from the U.S. Government have been recognized in accordance with the contracts and, if an adjustment were to be determined through an audit, would not result in a material adverse effect on the financial position, results of operation, or cash flows of the Company.

Income taxes

Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  Income tax expense is the combination of the tax payable for the year and the change during the year in deferred tax assets and liabilities.

Research and development	The Company is actively engaged in new product development efforts. Research and development expense relating to possible future products are expensed as incurred.

Advertising	The Company follows the policy of charging the costs of advertising to expense as incurred. Advertising expenses were approximately $2,000 for 2003.

Stock-based compensation

In October 1995 the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 123, “Accounting for Stock-Based Compensation.”  The Company has elected to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB Opinion 25, “Accounting for Stock Issued to Employees” (APB 25) and has provided pro forma disclosures as if the fair value based method prescribed in SFAS No. 123 has been utilized.  See Note 7.

New accounting standards

In December 2002 the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure-an Amendment of SFAS No. 123.”  SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation.  SFAS No. 148 also requires that disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation be displayed more prominently and in a tabular format.  Additionally, SFAS No. 148 requires disclosure of the pro forma effect in interim financial statements.  SFAS No. 148 is effective for fiscal years ending after December 15, 2002.  The adoption of this Statement is not expected to have a material effect on the financial statements.

In April 2003 the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.”  SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” SFAS No. 149 requires that contracts with comparable characteristics be accounted for similarly.  SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003.  The adoption of this Statement is not expected to have a material effect on the financial statements.

In May 2003 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.”  SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances).  SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities.  For nonpublic entities, mandatorily redeemable financial instruments are subject to the provisions of SFAS No. 150 for the first fiscal period beginning after December 15, 2004.  The adoption of this Statement is not expected to have a material effect on the financial statements.

2.	Fixed Assets	Fixed assets consisted of the following:

		June 30,	2003
		Computer equipment	$426,000
		Furniture and fixtures	133,000
		Computer software	28,000
		Leasehold improvements	15,000
			602,000
		Less accumulated depreciation and amortization	(476,000)
			$126,000

		Depreciation and amortization expense was approximately $96,000 for 2003.

3.	Accrued Liabilities	Accrued expenses are comprised of the following:

		June 30,	2003
		Employee benefit plan contributions	$344,000
		Salaries and bonuses	263,000
		Accrued vacation	185,000
		Deferred revenue	41,000
		Other	29,000
			$862,000

4.	Notes Payable	Notes payable consisted of the following:

		June 30,	2003
		Note payable due to bank; interest at bank’s prime rate plus 1.5% (5.5% at June 30, 2003); monthly payments of principal and interest through June 2005; secured by all of the assets of the Company and personal guarantees of shareholders of the Company.	$500,000
		Less current portion	(250,000)
		Long-term portion	$250,000

		Future minimum principal payments on notes payable are as follows:

		Year Ending June 30,
		2004			$250,000
		2005			250,000
		Total			$500,000

The Company’s note payable with a bank contains certain financial covenants.  At June 30, 2003, the Company was not in compliance with certain covenants.  In December 2003, the bank waived its right to demand payment for these violations.

In November 2002 the Company exercised its right to convert unsecured convertible notes payable of $1,600,000 plus accrued interest of $350,000 into 3,329,172 shares of Series B Convertible Preferred Stock (see Note 6).

5.	Income Taxes	The income tax provision (benefit) consisted of the following for the year ended June 30, 2003:

			Current	Deferred	Total
		Federal	$173,000	$(106,000)	$67,000
		State	38,000	(18,000)	20,000
			$211,000	$(124,000)	$87,000

		Temporary differences which give rise to deferred tax assets (liabilities) are:

		June 30,			2003
		Cash to accrual adjustments			$(413,000)
		Accrued vacation			49,000
		State taxes			36,000
		Allowance for doubtful accounts			21,000
		Other			1,000
					$(306,000)

		The following summarizes the differences between the income tax expense and the amount computed applying the Federal income tax rate of 34% to income before income taxes:

		Year ended June 30,			2003
		Federal income tax at statutory rate			$49,000
		Nondeductible interest (Note 6)			20,000
		State income taxes, net of federal benefit			9,000
		Other			6,000
		Meals and entertainment			3,000
					$87,000

6.	Preferred Stock	Series A Convertible Preferred Stock

Series A Preferred Stock is noncumulative and nonredeemable.  The holders of Series A Preferred Stock are entitled to receive dividends, when and if declared by the Board of Directors.  The preferred stock has a liquidation preference of $1.15 per share, plus any dividends declared but unpaid on such shares.  Series A Preferred Stock is convertible into common stock at the option of the holder at a conversion rate determined by dividing $1.15 by the Series A conversion price in effect at the date of conversion ($0.3833 as of June 30, 2003).  Each share of Series A Preferred Stock shall automatically be converted to common stock immediately upon the consent of the holders of at least two-thirds of the outstanding Series A Preferred Stock or the closing of a firm commitment underwritten public offering in which the public offering aggregate gross proceeds exceed $20,000,000.

Preferred stockholders are entitled to the number of votes equal to the number of shares of common stock into which each share of Preferred stock is convertible on the record date for the vote, and have voting rights and powers equal to the holders of common stock.

Series B Convertible Preferred Stock

In January 2001, the Company issued five shares of its Series B Preferred Stock to the holders of the $1,600,000 unsecured convertible notes payable in consideration for issuing the debt.  In November 2002 the Company issued 3,329,172 shares of Series B Preferred Stock upon conversion of $1,600,000 in convertible debt plus accrued interest of $350,000 (see Note 4).  Series B Preferred Stock is noncumulative and nonredeemable.  The holders of Series B Preferred Stock are entitled to receive dividends, when and if declared by the Board of Directors.  The Series B Preferred Stock has a liquidation preference of $0.4806 per share, plus any dividends declared but unpaid on such shares, and is convertible into common stock at the option of the holder at conversion rate determined by dividing $0.4806 by the Series B conversion price in effect at the date of conversion ($0.4806 as of June 30, 2003).  Each share of the Preferred stock shall automatically be converted to common stock immediately upon the consent of the holders of at least two thirds of the outstanding Series B Preferred Stock or the closing of a firm commitment underwritten public offering in which the public offering aggregate gross proceeds exceed $20,000,000.  No amount of the implied fair value of the Preferred shares has been allocated to debt issuance costs, as the amount is immaterial to the financial statements.

Preferred stockholders are entitled to the number of votes equal to the number of shares of common stock into which each share of Preferred Stock is convertible on the record date for the vote, and have voting rights and powers equal to the holders of common stock.

7.	Stock Options

In June 1999, the Company established the 1999 Stock Option Plan (the Plan), which permits, as amended, the issuance of options for 5,000,000 shares of the Company’s common stock to officers, employees, and consultants of the Company.  The Plan provides for the issuance of incentive stock options with an exercise price of not less than the fair value, and for nonqualified stock options with an exercise price of not less than 85% of the fair value of the Company’s common stock at the date of grant.  Options granted under the Plan expire within ten years from the date of grant and generally vest over five years.  At June 30, 2003, options for 2,101,750 shares were available for future grants.

The Company applies APB 25, and related Interpretations in accounting for its stock options. There has been no compensation cost charged against income for the options for 2003.

Had compensation cost for the Company’s stock options been determined based on their fair value at the grant dates consistent with the method of FASB Statement No. 123, “Accounting for Stock-Based Compensation,” the Company’s net income would have been decreased to the pro forma amounts indicated below.  The fair value of each option is estimated on the date of grant using the minimum value method with the following weighted-average assumptions: a risk-free interest rate of 2.27%; an expected life of five years; and an expected dividend yield of zero for 2003.

Years Ended June 30,				2003
As reported				$57,000
Pro forma				$6,000

A summary of stock option activity is as follows:

			Number of shares	Weighted average exercise price
Options outstanding at June 30, 2002			3,167,502	$0.41
Granted (weighted-average fair value of $0.05)			436,500	$0.48
Forfeited			(705,752)	$0.42
Exercised			(12,350)	$0.08
Options outstanding at June 30, 2003			2,885,900	$0.42

Additional information regarding options outstanding as of June 30, 2003 is as follows:

Range Of Exercise Prices	Number Outstanding	Weighted- Average Remaining Life (years)	Number Exercisable	Weighted- Average Exercise Price
$0.07	46,000	6.6	43,750	$0.07
$0.38	1,464,602	7.2	983,772	$0.38
$0.48	1,375,298	8.6	767,659	$0.48
	2,885,900	7.8	1,795,181	$0.42

8.	Employee Benefit Plans

The Company has a 401(k) Profit Sharing Plan (“the Plan”) for substantially all its employees.  The Company makes discretionary annual contributions to the trust fund of the Plan, which are allocated to employee profit sharing accounts based on number of years of service and compensation.  There were no matching contributions made by the Company in 2003.

The Company also sponsors a Money Purchase Pension Plan (“the Plan”), a defined contribution plan.  Participation in the Plan is available to substantially all employees who have completed three months of service.  Company contributions to the Plan are made annually based upon 10% of the total compensation of all eligible employees.  Contributions made on behalf of employees vest at a rate of 20% per year for each completed year of service.  Contribution expense for 2003 totaled approximately $294,000.

9.	Related Party Transactions	As of June 30, 2002, the Company had an unsecured note receivable due from an employee in the amount of $9,000. The note bore no interest, and was paid in full during 2003.

		During 2003 the Company paid legal fees to a holder of convertible notes payable.

10.	Commitments and Contingencies

	Operating leases

The Company leases office space and equipment under non-cancelable operating leases.  Certain of these leases include renewal and purchase options.  Rent expense under these leases was approximately $420,000 for 2003.

		Future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year are as follows:

		Year Ending June 30,
		2004	$423,000
		2005	381,000
		2006	128,000
		Total	$932,000

Litigation

In the normal course of business, the Company is occasionally named as a defendant in various lawsuits.  It is the opinion of management and of legal counsel that the outcome of any pending lawsuits will not materially affect the operations or the financial position of the Company.

11.	Concentrations

Credit risk

The Company maintains cash balances at various financial institutions primarily located in San Diego.  Accounts at these institutions are secured by the Federal Deposit Insurance Corporation up to $100,000.

At times, balances may exceed federally insured limits.  As of June 30, 2003, the Company had approximately $656,000 of uninsured cash based on actual bank balances.  The Company has not experienced any losses in such accounts.  Management believes that the Company is not exposed to any significant credit risk with respect to its cash and cash equivalents.

A significant portion of the Company’s revenues and accounts receivable are derived from one major class of customer, which is the U.S. Government.  The Company does not believe significant credit risk exists as of June 30, 2003, and as a general rule, does not require cash collateral or other security to support customer receivables.

Customer

During 2003 the Company had three major customers that accounted for sales of approximately $2,700,000, $1,600,000, and $1,200,000 (35%, 21%, and 16%), respectively.  At June 30, 2003, the amounts receivable from these customers were approximately $234,000, $797,000, and $90,000, respectively.